Exhibit 10.9

RLI MANAGEMENT INCENTIVE PROGRAM (MIP) GUIDELINES

This program is adopted pursuant to the terms of the RLI Corp. Annual Incentive Compensation Plan (the “Plan”). Unless otherwise defined, capitalized terms have the same meaning given such term is in the Plan.

1.	ELIGIBILITY

•	A Participant must be employed by RLI on December 31 of the Plan Year, defined as the fiscal year ending December 31, to be eligible for an MIP Bonus.

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Notwithstanding the foregoing, a Participant will be eligible for a prorated bonus if the Participant voluntarily terminates employment on or after June 30th of the Plan Year after having attained a combined age and years of service with the Company of 75 (Rule of 75). In such case, employment through December 31st of the Plan Year shall not be required, and the Participant shall receive a prorated bonus for the Plan Year based on time worked within that year.

•	If a Participant terminates employment due to death or disability, employment on December 31st of the Plan Year is not required and a prorated bonus will be paid based on time worked within the year.

•	The Participant must have been approved for participation in MIP for the Plan Year according to Company policy.

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If hired after October 1 of the current Plan Year, the Participant will not be eligible for a bonus for the current Plan Year. If a Participant is on a formal Performance Improvement Plan as of December 31, he/she will not be eligible for a bonus.

2.	BONUS CALCULATIONS

Bonus awards are determined annually and will be based on the approved final audited figures for the Plan Year. The bonus percentage earned for the Plan Year will be applied as follows:

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For a Participant who is hired during the Plan Year on or before October 1, the Participant’s base salary as of December 31, prorated based on the number of days eligible for the Plan during the Plan Year, will be used to calculate the Participant’s bonus. Per the eligibility section, if hired after October 1, the Participant will not be eligible for a bonus in the current Plan Year.

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For a Participant with a change to scheduled weekly hours (FTE %), bonus plan, and/or bonus percentage during the Plan Year, the Participant’s bonus will be calculated using the annual salary at the time of any changes, prorated based on the applicable number of days within the Plan Year spent at each FTE %, bonus plan, and/or bonus percentage. The FTE %, bonus plan, and bonus percentage in effect at the end of the Plan Year would be calculated using the Participant’s base salary as of December 31, prorated based on the number days since the last change. These prorated salaries would each be applied to the applicable earned bonus that was in effect at the time of each change and summed. An example of this calculation can be found below highlighting a change from one bonus to another on 7/1 of the Plan Year.

Bonus Calculation (1st Bonus Plan)
Earned Bonus Percentage (1st plan)	X	Annual Salary (as of 6/30)	X	Proration of Time (1/1 – 6/30)	=	Bonus Earned (1st plan)
Bonus Calculation (2nd Bonus Plan)
Earned Bonus Percentage (2nd plan)	X	Annual Salary (as of 12/31)	X	Proration of Time (7/1 – 12/31)	=	Bonus Earned (2nd plan)
Final Bonus Calculation
Bonus Earned (1st plan)	+	Bonus Earned (2nd plan)	=	Total Bonus Earned

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For a Participant who transitions from the MIP to a position eligible for the Underwriting Incentive Plan (UIP) after October 1, the employee will become eligible for the UIP in the following Plan Year. The bonus for the current Plan Year will be calculated in accordance with any applicable calculations referenced above for the entire plan year.

•	For a Participant with no aforementioned changes for the entire Plan Year, the Participant’s base salary as of December 31 will be used to calculate the Participant’s bonus as shown below.

3.	MIP BONUS CRITERIA

The performance criteria for the MIP will be provided to Participants annually. The required performance and weight of the rating criteria may change from year to year and will be influenced by performance levels set by executive management.

4.	MIP BONUS PAYMENT DATE

Bonuses will be paid to MIP Participants on the Bonus Payment Date, which shall be no later than March 15th of the year following the Plan Year.

5.	NON-SOLICITATION CLAUSE

In return for participation in the MIP, the Participant agrees that should the Program Participant leave the employment of the Company for any reason, the Participant will not, for a period of twelve months after leaving the employment of the Company, solicit an employee of the Company for employment elsewhere, or otherwise encourage an employee of the Company to leave its employment.